UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2024
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Live Ventures Incorporated
(Exact name of Registrant as Specified in Its Charter)
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Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (702) 997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 29, 2024, Live Ventures Incorporated (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Isaac Capital Group LLC, a Delaware limited liability company (“ICG,” and together with the Company, the “Live Parties”), and LL Flooring Holdings, Inc, a Delaware corporation (“LL Flooring”). ICG, together with Jon Isaac, the Company’s President and Chief Executive Officer and the President and sole member of ICG, control approximately 49.0% of the outstanding voting power of the Company (assuming the exercise of all outstanding and exercisable warrants held by them).
Pursuant to the Cooperation Agreement, the Live Parties irrevocably withdrew their notice to nominate three (3) individuals to stand for election to LL Flooring’s board of directors (the “LL Flooring Board”) at LL Flooring’s 2024 annual meeting of stockholders (“LL Flooring’s 2024 Annual Meeting”). Subject to the satisfaction of certain conditions precedent provided for in the Cooperation Agreement, if ten (10) business days prior to the end of the Cooperation Period (as defined below) LL Flooring has not entered into a definitive agreement with the Live Parties for the acquisition of LL Flooring or LL Flooring has not consummated certain extraordinary transactions with a third party, then the LL Flooring Board will increase the size of the LL Flooring Board by one (1) Class I director position and (i) appoint one (1) independent director selected by the Live Parties who is not affiliated with the Live Parties and who is reasonably acceptable to the LL Flooring Board to serve as a Class I director (the “New Director”) and (ii) nominate the New Director for election at LL Flooring’s 2025 annual meeting of stockholders ( “LL Flooring’s 2025 Annual Meeting”). In addition, the Cooperation Agreement also provides that subject to the satisfaction of certain conditions precedent, if, following the appointment of the New Director, there is a vacancy occurring on the LL Flooring Board prior to LL Flooring’s 2026 annual meeting of stockholders (“LL Flooring’s 2026 Annual Meeting”), then LL Flooring will collaborate in good faith with the Live Parties to fill such vacancy, provided that any decision to fill such vacancy and the identity of any new director will be in the sole discretion of the LL Flooring Board.
Under the terms of the Cooperation Agreement, through the date that is the earlier of (i) thirty (30) calendar days prior to the notice deadline under LL Flooring’s Second Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the LL Flooring Board at LL Flooring’s 2025 Annual Meeting and (ii) one hundred twenty (120) days prior to the first anniversary of the date that LL Flooring’s proxy statement was released to stockholders in connection with LL Flooring’s 2024 Annual Meeting (the “Cooperation Period”), the Live Parties have agreed to customary standstill restrictions, certain voting commitments, including supporting each director nominated and recommended by the LL Flooring Board for election at LL Flooring’s 2024 Annual Meeting, and the parties agreed to a customary mutual non-disparagement provision. The Cooperation Period will be extended until thirty (30) calendar days prior to the nomination deadline for LL Flooring’s 2026 Annual Meeting if the New Director is elected to the LL Flooring Board at LL Flooring’s 2025 Annual Meeting.
The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference..
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1
Cooperation Agreement, dated as of April 29, 2024, by and among Live Ventures Incorporated, a Nevada corporation, Isaac Capital Group LLC, a Delaware limited liability company, and LL Flooring Holdings, Inc., a Delaware corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: April 30, 2024
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